                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant                           [x]
Filed by a Party other than the Registrant        [ ]

Check the appropriate box:

         [ ]  Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [x]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]  Soliciting Material pursuant to Section 240.14a-11(c) or
              Section 240.14a-12

                           BLUE DOLPHIN ENERGY COMPANY
                (Name of Registrant as specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [x]  No fee required
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                   (1) Title of each class of securities to which the transaction applies:

                        --------------------------------------------------------

                   (2) Aggregate number of securities to which the transaction applies:

                        --------------------------------------------------------

                   (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                        --------------------------------------------------------

                   (4)  Proposed maximum aggregate value of the transaction:

                        --------------------------------------------------------

                   (5)  Total fee paid:

                        --------------------------------------------------------

[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

           (1)  Amount previously paid: ________________________________________
           (2)  Form, Schedule or Registration Statement: ______________________
           (3)  Filing Party: __________________________________________________
           (4)  Date Filed: ____________________________________________________

                           BLUE DOLPHIN ENERGY COMPANY
                             801 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held November 11, 2004


To the Stockholders of Blue Dolphin Energy Company:

         You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of Blue Dolphin Energy Company (the "Company"), to be held Thursday, November 11, 2004, at 8:30 a.m., Houston time, at the Company's principal executive offices at 801 Travis, Suite 2100, Houston, Texas, for the following purposes:

         1. To consider and vote upon the issuance of warrants to purchase up to 1,550,000 shares of the Company's common stock pursuant to that certain Note and Warrant Purchase Agreement dated September 8, 2004 and the transactions contemplated thereby;

         2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation, as amended, to increase the authorized common stock from 10,000,000 to 25,000,000 shares;

         3. To consider and vote upon a proposal to amend and restate the Company's Certificate of Incorporation, as amended, to (a) incorporate the other amendments to the Certificate of Incorporation, that have been approved, or will be, approved by the stockholders at the Special Meeting and (b) eliminate the authorized Series A preferred stock;

         4. To elect six directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal;

         5. To consider and vote upon the issuance of warrants to purchase up to 100,000 shares of the Company's common stock to each of three of the director nominees; and

         6. To transact any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on September 15, 2004, are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Your vote is important. Since many stockholders are not able to attend the Special Meeting, we have enclosed a proxy card for your use. You may vote on the matters to be acted upon at the Special Meeting by completing and returning the proxy card promptly in the enclosed stamped return envelope. The Special Meeting is being held in lieu of the 2004 annual meeting of stockholders.

                                           For the Board of Directors

                                           /s/ Ivar Siem
                                           -------------------------------------
                                           IVAR SIEM,
                                           Chairman and Chief Executive Officer

Houston, Texas
October 13, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE ENCOURAGED TO INDICATE YOUR VOTE AS TO THE MATTERS TO BE ACTED UPON ON THE ENCLOSED PROXY CARD AND RETURN THE PROXY CARD PROMPTLY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY CHANGE YOUR VOTE AT THAT TIME.

                           BLUE DOLPHIN ENERGY COMPANY
                             801 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002


                                 PROXY STATEMENT


                                   ----------


                         SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held November 11, 2004


                                   ----------


         This Proxy Statement, the accompanying notice and form of proxy are first being mailed to stockholders on or about October 14, 2004. These proxy materials are being furnished to the stockholders of Blue Dolphin Energy Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the special meeting of stockholders (the "Special Meeting") and any adjournment or postponement thereof. The Special Meeting will be held on Thursday, November 11, 2004, at 8:30 a.m., Houston time, at the Company's principal executive offices at 801 Travis, Suite 2100, Houston, Texas.

         At the Special Meeting, stockholders will be asked (i) to consider and vote upon the issuance by the Company of warrants to purchase up to 1,550,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to that certain Note and Warrant Purchase Agreement dated September 8, 2004 (the "Purchase Agreement") and the transactions contemplated thereby; (ii) to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 25,000,000 shares; (iii) to consider and vote upon a proposal to amend and restate the Company's Certificate of Incorporation to (a) incorporate the other amendments to the Certificate of Incorporation that have been approved or will be approved by stockholders at the Special Meeting and (b) eliminate the authorized Series A Preferred Stock; (iv) to elect six directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal; (v) to consider and vote upon the issuance of warrants to purchase 100,000 shares of Common Stock, to each of Laurence N. Benz, Michael S. Chadwick and F. Gardner Parker; and (vi) to transact any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

         The Company will bear all costs of this solicitation. Proxies will be solicited primarily by mail, but directors, officers and other employees of the Company may also solicit proxies in person or by telephone in the ordinary course of business for which they will not be compensated. The Company has requested that brokerage houses, nominees, fiduciaries and other custodians send proxy materials to the beneficial owners of the Common Stock, for which the Company will reimburse them for their reasonable out-of-pocket expenses.

RECORD DATE; QUORUM

         The Board of Directors has fixed the close of business on September 15, 2004, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. A complete list of stockholders entitled to vote at the Special Meeting will be open for


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
examination by any stockholder during normal business hours for a period of ten days prior to the Special Meeting at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas. At the close of business on September 15, 2004, there were outstanding 6,756,547 shares of Common Stock. Stockholders will be entitled to one vote per share of Common Stock held of record on the Record Date on each matter presented at the Special Meeting. The holders of a majority of the total shares of Common Stock issued and outstanding, whether present in person or represented by proxies, will constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes (i.e. shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter) are counted as present for purposes of determining whether a quorum is present.

VOTING; REVOCATION OF PROXY

         All shares of Common Stock represented at the Special Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted (i) "FOR" the issuance of warrants to purchase up to 1,550,000 shares of Common Stock pursuant to the Purchase Agreement and the transactions contemplated thereby; (ii) "FOR" amending the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 25,000,000 shares; (iii) "FOR" amending and restating the Company's Certificate of Incorporation to (a) incorporate the other amendments to the Certificate of Incorporation that have been approved or will be approved by stockholders at the Special Meeting and (b) eliminate the authorized Series A Preferred Stock; (iv) "FOR" election of all nominees to the Board of Directors; and (v) "FOR" the issuance of warrants to purchase 100,000 shares of Common Stock to each of Messrs. Benz, Chadwick and Parker.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by any of the following actions:

         o  by providing written notice of revocation to the Company;

         o  delivering to the Company a signed proxy of a later date; or

         o  by voting in person at the Special Meeting.

         Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas 77002.

VOTING AGREEMENT

         When the Company entered into the Purchase Agreement, the Company's Chief Executive Officer, President, the members of the board of directors, except for Laurence N. Benz and F. Gardner Parker, and Columbus Petroleum Limited, Inc., the Company's largest stockholder, entered into a voting agreement with the investors that are party to the Purchase Agreement and granted an irrevocable proxy to Mr. Parker and Barrett L. Webster. The proxy granted to Messrs. Parker and Webster represents approximately 41% of the issued and outstanding shares of Common Stock and gives Messrs. Parker and Webster the authority to vote all of shares of Common Stock beneficially owned by such stockholder (i) "FOR" the issuance of warrants to purchase up to 1,550,000 shares of Common Stock pursuant to the Purchase Agreement and the transactions contemplated thereby; (ii) "FOR" amending the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 25,000,000 shares; (iii) "FOR" election of all nominees to the Board of Directors; and


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
(iv) "FOR" the issuance of warrants to purchase 100,000 shares of Common Stock to each of Messrs. Benz, Chadwick and Parker. In addition, the stockholders executing the voting agreement with the investors also agreed not to sell, transfer, assign, pledge or otherwise dispose of any of the shares of Common Stock beneficially owned by such stockholder until either the closing of the transactions contemplated by the Purchase Agreement or the termination of the Purchase Agreement.

RECENT DEVELOPMENTS

         As previously reported, the Company and its partner have been marketing and attempting to sell their interests in New Avoca Gas Storage, LLC ("New Avoca"). The Company has a 25% equity interest in, and is the manager of, New Avoca. As of June 30, 2004, the Company's carrying value of its' interest in New Avoca was approximately $.6 million. New Avoca was formed to complete the design and to develop a natural gas storage facility.

         On September 30, 2004, the Company and its partner entered into a non-binding letter of intent to sell New Avoca. The Company expects to receive net proceeds from this transaction at closing of approximately $.9 million, and a possible future contingent payment of approximately $.4 million, subject to the occurrence of certain future events. The purchase price is also subject to adjustment based upon changes in the working capital, inventories and other assets at the time of closing. This transaction, which is expected to close by November 1, 2004, is subject to the buyer's completion of its due diligence, the negotiation and execution of a definitive agreement and other customary conditions to closing.

                                 PROPOSAL NO. 1:

                         ISSUANCE OF ADDITIONAL WARRANTS

         The Company's financial condition has been significantly and negatively affected by the under performance of its assets and its significant indebtedness, primarily associated with the abandonment of an offshore oil and gas property. In order to address this, the Company (i) implemented a cost reduction plan to reduce operating and overhead costs, (ii) is attempting to liquidate certain of its non-core assets, including its interest in New Avoca,
(iii) has restructured certain of its outstanding indebtedness, and (iv) engaged Sanders Morris Harris Group, Inc., a financial services company headquartered in Houston, Texas ("Sanders Morris"), and Amerifund Capital Group, LLC, a financial services company headquartered in Houston, Texas ("Amerifund") to assist the Company in raising capital and other related services.

         On September 8, 2004, the Company entered into the Purchase Agreement with certain accredited investors and directors of the Company, including Laurence N. Benz, Michael S. Chadwick and F. Gardner Parker, for the purchase and sale of promissory notes in an aggregate principal amount of $750,000 (the "Promissory Notes") and 2,800,000 warrants (the "Warrants") to purchase shares of Common Stock at a purchase price of $0.003 per Warrant. The sale of the Promissory Notes and the first tranche of 1,250,000 Warrants (the "Initial Warrants") closed on September 8, 2004, and the closing of the sale of the second tranche of 1,550,000 Warrants (the "Additional Warrants") is subject to stockholder approval, as well as customary closing conditions. The proceeds from the sale of the Promissory Notes will be used for working capital and general corporate purposes.

         The Promissory Notes mature on December 7, 2004, and accrue interest at a rate of 12.0% per annum, of which 4% is payable monthly and 8% is payable at maturity. The Promissory Notes are secured by a second lien on the Company's Blue Dolphin Pipeline System. The maturity date of the Promissory Notes will be extended to September 8, 2005, if stockholders approve the issuance of the Additional Warrants. The Additional Warrants will also be issued at a price of $0.003 per warrant. The


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
Initial Warrants and the Additional Warrants are immediately exercisable and will expire five years after their date of issuance. Each Warrant is exercisable for one share of Common Stock at an exercise price of $0.25 per share. The Warrants contain standard antidilution provisions, as well as provisions that will result in adjustments to the exercise price of the Warrants if the Company issues Common Stock at a price below $0.25 per share, subject to certain exceptions. At the close of business on October 12, 2004, the closing sales price for the Common Stock on the NASDAQ Small Cap Market was $1.36.

         The Additional Warrants are exercisable into an aggregate of 1,550,000 shares of our Common Stock, representing approximately 23%, of the currently issued and outstanding Common Stock. Because the Common Stock is listed on the NASDAQ Small Cap Market, the Company is required to comply with the Marketplace Rules of the National Association of Securities Dealers, Inc. ("NASD") in connection with any issuance of Common Stock. Marketplace Rule 4350(i)(1)(D) requires stockholder approval for any sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) at a price less than the greater of book value or market value where the amount of stock being issued exceeds 20% of the voting power outstanding before the issuance. Therefore, the Company must obtain stockholder approval for the issuance of the Additional Warrants under the Purchase Agreement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Pursuant to the terms of the Purchase Agreement, Messrs. Benz, Parker and Chadwick have agreed to purchase 41,667, 341,665 and 20,834 Additional Warrants, respectively. Certain affiliates and executive officers of Sanders Morris have also agreed to purchase an aggregate of 395,833 Additional Warrants. No other director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the approval of the issuance of the Additional Warrants. Please see "Certain Relationships and Related Transactions" for additional information.

VOTE REQUIRED

         The affirmative vote of holders of a majority of the shares of Common Stock issued outstanding as of the record date and entitled to vote and represented at the Special Meeting (in person or by proxy) at which a quorum is present will be required to approve the issuance of the Additional Warrants. Because approval of the issuance of the Additional Warrants require the affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote and represented at the Special Meeting, abstentions will have the same effect as a vote cast against the issuance of the Additional Warrants. Broker non-votes will have no effect on approval of the issuance of the Additional Warrants.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE ISSUANCE OF THE ADDITIONAL WARRANTS.

                             PROPOSALS NO. 2 AND 3:
   AMENDMENTS TO AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION

          The Board of Directors has unanimously approved two proposals to amend the Company's Certificate of Incorporation, as amended (the "Certificate"). The Board of Directors also has approved a proposal to amend and restate the Certificate in its entirety to incorporate the other amendments to the Certificate, if any, that are approved by the stockholders at the Special Meeting, to eliminate the designation of the Series A Preferred Stock and to provide one integrated document in order to avoid confusion with previous amendments. Following the stockholder approval of the two proposed amendments, the Company intends to file an Amended and Restated Certificate of Incorporation, or "Amended and Restated Certificate," substantially in the form set forth as Exhibit A to this Proxy Statement, which assumes both of the proposed amendments have been adopted by the stockholders. If the stockholders do not approve both of the proposed amendments, the Company intends to file an Amended and Restated Certificate reflecting the amendment that has been approved by the stockholders.

         A description of each of the proposals is set forth below. The descriptions are a summary only and are qualified in their entirety by reference to the text of such amendments as set forth in the proposed Amended and Restated Certificate, which will be substantially as set forth in Exhibit A to this Proxy Statement. The text of the proposed Amended and Restated Certificate in Exhibit A is subject to revision if the stockholders do not approve either of the proposals as set forth below.

BACKGROUND

         The Certificate has been amended numerous times since it was originally filed with the Secretary of State of the State of Delaware under the name "Zim Energy Corp." on January 21, 1986. Since the Company's incorporation, numerous amendments have been made to the Certificate. The Board of Directors has determined that several of the provisions of the Certificate may be difficult to interpret, which may lead to confusion or a lack of clarity with respect to the rights and obligations of stockholders in certain circumstances. The Board of Directors therefore determined that it is in the best interests of the Company and its stockholders to amend and restate the Certificate, as described below.

PROPOSAL NO. 2 - INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

         The Certificate currently authorizes a maximum of 10,000,000 shares of Common Stock for issuance by the Company. The Board has considered, deemed advisable and adopted a resolution approving a proposal to increase the number of shares of Common Stock authorized for issuance from 10,000,000 shares to a maximum of 25,000,000 shares. As of the Record Date there were 6,720,001 shares of Common Stock outstanding. Approximately 1,647,084 additional shares of Common Stock currently are issuable upon exercise of outstanding employee stock options and the Initial Warrants. In addition, if the stockholders approve the issuance of the Additional Warrants and the Warrants to each of Messrs. Benz, Chadwick and Parker, an aggregate of 1,850,000 shares of Common Stock will be issuable, which will exceed the 10,000,000 shares of Common Stock currently authorized for issuance under the Certificate by 253,631 shares. The proposed increase in the number of shares of Common Stock authorized for issuance will permit:

         o the Company to satisfy its obligations under the Additional Warrants and the Warrants issued to Messrs. Benz, Chadwick and Parker, if approved by stockholders;

         o  the issuance of shares of Common Stock to raise capital;

         o the issuance of shares of Common Stock in connection with acquisitions or similar transactions; and


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
         o the issuance of shares of Common Stock for services rendered to the Company.

         The proposed increase in the number of shares of Common Stock authorized for issuance will provide the Company with the flexibility necessary to enable it to (a) raise additional capital through one or more public offerings or private placements of shares of Common Stock or options, warrants, convertible debt, convertible preferred stock, or other securities exercisable or convertible into shares of Common Stock; (b) acquire additional assets or businesses by using shares of Common Stock for a portion or all of the consideration paid to the sellers; (c) repay existing indebtedness by issuing shares of Common Stock in lieu of cash; (d) attract and retain directors, officers, and key employees and motivate such persons to exert their best efforts on behalf of the Company by issuing options to acquire shares of Common Stock; or (e) effect stock splits in the form of a stock dividend or otherwise to make stock dividends to existing stockholders. The Board of Directors believes that the number of shares of Common Stock currently authorized for issuance is not adequate to provide a sufficient number of shares for transactions such as those described above, including the issuance of the Additional Warrants. The Board of Directors also believes that the proposed increase in the number of authorized shares of Common Stock could be an important factor in the Company's ability to raise capital. Accordingly, the Board of Directors believes that the proposed amendment to the Certificate is appropriate and in the best interests of the Company and its stockholders generally.

         Upon approval of the proposed amendment to the Certificate and filing of the Amended and Restated Certificate with the Delaware Secretary of State, the authorized shares of Common Stock will be available for issuance by action of the Board of Directors for any reasons described above or for any other corporate purpose. The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by stockholders, except as may be required by applicable law, the Marketplace Rules of NASD or by the rules of any stock exchange or national securities association trading system on which the Common Stock may be listed or traded in the future. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights.

         Other than in connection with the issuance of the Additional Warrants and the Warrants to Messers. Benz, Chadwick and Parker, if approved by stockholders, we have no arrangements, agreements, understandings, or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized. The Board of Directors does not intend to issue any Common Stock except on terms that the directors deem to be in the best interests of the Company and its then-existing stockholders. Any future issuance of Common Stock will be subject to the rights and preferences of holders of outstanding shares of any preferred stock that we may issue in the future.

         The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, the effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect. Although the Board is not proposing this amendment to the Certificate for this purpose, the Company could, subject to the Board's fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of the Certificate or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board.

PROPOSAL NO. 3 - ELIMINATE THE DESIGNATIONS OF THE SERIES A PREFERRED STOCK AND AMEND AND RESTATE THE CERTIFICATE IN ITS ENTIRETY

         The Board of Directors has approved the amendment and restatement of the Certificate in order to (a) incorporate the other amendments to the Certificate, if any, that are approved by Company stockholders at the Special Meeting, (b) eliminate the designations of the Series A Preferred Stock and (c) provide an integrated document in order to avoid confusion with previous amendments. The following discussion summarizes the significant change to the Certificate that will be effected by the proposed amendment and restatement.

         The Certificate currently authorizes the Company to issue a total of 2,500,000 shares of preferred stock in one or more series, each of which has those powers, preferences and rights, and the qualifications, limitations or restrictions, determined by our Board of Directors. 210,526 of these shares are currently designated as Preferred Stock Series A, par value $0.10 per share. No shares of Preferred Stock Series A are currently outstanding. The elimination of the Series A Preferred Stock will increase the flexibility of the Board of Directors by making those shares available to be included in one or more new series of preferred stock. The Board will also be able to, without stockholder approval, issue from time to time one or more series of preferred stock and determine the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of any series and the number of shares constituting any series of preferred stock. The Company has no plan to designate or issue shares of any new series of preferred stock, the Board's ability to issue shares of preferred stock without stockholder approval may also be used to discourage an unsolicited acquisition proposal.

VOTE REQUIRED; EFFECTIVE DATE OF AMENDMENTS

         The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date and entitled to vote at the Special Meeting will be required to approve each of the foregoing amendments to the Certificate. Because approval of the amendments to the Certificate requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote thereon, abstentions and broker non-votes will have the same effect as votes cast against a proposal at the Special Meeting.

         If stockholders approve the proposed amendments, they will become effective upon the filing of the Amended and Restated Certificate with the Secretary of State of the State of Delaware. Assuming stockholders approve the proposed amendments, the Company intends to file the Amended and Restated Certificate as soon as practicable after the Special Meeting.

         If, in the judgment of the Board of Directors, any circumstances exist that would make any or all of the amendments inadvisable then, notwithstanding approval of the proposed amendments by the stockholders, the Board of Directors may abandon some or all of the amendments, either before or after approval of the proposed amendments by the stockholders and at any time prior to the filing of the Amended and Restated Certificate. Under Delaware law, stockholders will not be entitled to appraisal rights with respect to the proposed amendments to the Certificate.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 25,000,000, AND "FOR" PROPOSAL 3 TO ELIMINATE THE CERTIFICATE OF DESIGNATIONS FOR THE SERIES A PREFERRED STOCK AND TO AMEND AND RESTATE THE EXISTING AMENDED

CERTIFICATE OF INCORPORATION TO CONSOLIDATE ALL PRIOR AMENDMENTS AND MAKE ADDITIONAL CLERICAL CORRECTIONS.

                                 PROPOSAL NO. 4

                              ELECTION OF DIRECTORS

NOMINEES

         Messrs. Laurence N. Benz, Michael S. Chadwick, Harris A. Kaffie, F. Gardner Parker, Ivar Siem and James M. Trimble (each a "Nominee" and collectively, the "Nominees") have been nominated by the Board of Directors to serve as directors until the next annual meeting of stockholders, or in each case, until their successors have been duly elected and qualified, or until their earlier resignation or removal. Each Nominee is currently a director of the Company and has previously been elected by the stockholders, except for Messrs. Benz and Parker. Messrs. Benz and Parker were appointed to the Board on September 8, 2004, pursuant to the Purchase Agreement. Each Nominee has consented to be nominated and has expressed his intention to serve if elected. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. However, should any Nominee become unable or unwilling to serve as a director at the time of the Special Meeting, the person or persons exercising the proxies will vote for the election of a substitute nominee designated by the Board of Directors.

VOTE REQUIRED

         The members of the Board of Directors serve one-year terms. A plurality of the votes cast by the stockholders present and entitled to vote at the Special Meeting, in person or by proxy, is necessary for the election of directors. Accordingly, abstentions and broker non-votes will have no effect on the election of directors.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides certain information with respect to our directors and executive officers.

          NAME               AGE               POSITION                        POSITION HELD SINCE
          ----               ---               --------                        -------------------
Ivar Siem                     58    Chairman of the Board, Chief Executive             1989
                                    Officer and Director

          NAME               AGE               POSITION                        POSITION HELD SINCE
          ----               ---               --------                        -------------------
Laurence N. Benz              42    Director                                           2004
Michael S. Chadwick           52    Director                                           1992
Harris A. Kaffie              54    Director                                           1989
F. Gardner Parker             62    Director                                           2004
James M. Trimble              56    Director                                           2002
Michael J. Jacobson           58    President                                          1990
G. Brian Lloyd                45    Vice President, Treasurer and Secretary            1989

         The following is a brief description of the background and principal occupation of each Nominee and executive officer:

         Ivar Siem - Chairman of the Board of Directors and Chief Executive Officer - Since September 2000, Mr. Siem has served as Chairman and President of Drillmar, Inc. a well construction and intervention company. From 1995 to 2000, Mr. Siem served on the Board of Directors of Grey Wolf, Inc., during which time he served as Chairman from 1995 to 1998 and as interim President in 1995 during its restructuring. Since 1985, he has been an international consultant in energy, technology and finance. He has served as a Director of Business Development for Norwegian Petroleum Consultants and as an independent consultant to the oil and gas exploration and production industry based in London, England. Mr. Siem holds a Bachelor of Science Degree in Mechanical Engineering from the University of California, Berkeley, and has completed an executive MBA program at Amos Tuck School of Business, Dartmouth University.

         Laurence N. Benz - Director - Mr. Benz was appointed as a director in September 2004, pursuant to the Purchase Agreement as one of two directors named by the investors in the Purchase Agreement. From 1987 to the present, he has served as the President of Kentucky Orthopedic Rehabilitation LLC, which he founded. In 2003, Mr. Benz founded Genesis Health Systems and currently serves as its President. From 1984 through 1989, he served in the U.S. Army as a Captain in the Army Medical Specialists Corps. He serves as a director for the charitable organization of Girls on the Run - Kentucky. Mr. Benz received a Masters degree in Physical Therapy from Baylor University, a Masters in Business Administration from The Ohio State University and a Doctorate in Physical Therapy from MGHIHP located in Boston, Massachusetts.

         Michael S. Chadwick - Director - Mr. Chadwick has been engaged in the commercial and investment banking businesses since 1975. From 1988 to 1994, Mr. Chadwick was President of Chadwick, Chambers & Associates, Inc., a private merchant and investment banking firm in Houston, Texas, which he founded in 1988. In 1994, Mr. Chadwick joined Sanders Morris Harris Group, Inc., an investment banking and financial advisory firm, as Senior Vice President and a Managing Director in the Corporate Finance Group, a position he continues to hold today. He currently serves on the boards of directors of Landry's Restaurants, Inc. and Home Solutions of America, as well as numerous privately held companies. Mr. Chadwick holds a Bachelor of Arts Degree in Economics from the University of Texas at Austin and a Master of Business Administration Degree from Southern Methodist University.

         Harris A. Kaffie - Director - Mr. Kaffie is a partner in Kaffie Brothers, a real estate, farming and ranching partnership. He currently serves as a Director of KBK Capital Corporation and Drillmar, Inc. Mr. Kaffie received a Bachelor of Business Administration Degree from Southern Methodist University in 1972.

         F. Gardner Parker - Director - Mr. Parker was appointed as a director in September 2004, pursuant to the Purchase Agreement as one of two directors named by the investors in the Purchase Agreement. Mr. Parker is lead managing trustee with Camden Property Trust and Chairman of Camden's Compensation Committee and Corporate Governance Committee. He also serves as a director of Carrizo Oil and Gas, Inc., Crown Resources Corp., and Sharps Compliance, Inc. and serves on and/ or chairs their respective Audit Committees and Compensation Committees. Mr. Parker is also a director of several private companies including Gillman Auto Dealerships, Net Near U. Communications, Camp Longhorn, nii Communications, Sherwood Nursing Home and Butler Online. Mr. Parker is a Certified Public Accountant and was employed by Ernst & Young (formerly Ernst & Ernst) for fourteen years, seven of which he served as a partner. Mr. Parker is a graduate of the University of Texas.

         James M. Trimble - Director - Mr. Trimble has been President and CEO of Tri-Union Development Corporation, a privately held oil and gas company, since July 2002. Previously he served as President of Elysium Energy, L.L.C., from July 2000 until the contribution of its properties to a public oil and gas company in November 2001. Prior to Elysium, Mr. Trimble served at Cabot Oil & Gas Corporation from May 1983 to May 2000 in several managerial and senior level executive positions. Before joining Cabot, Mr. Trimble served as President of Volvo Petroleum, Inc. a Houston based, private domestic and international exploration and Production Company. Mr. Trimble graduated from Mississippi State University where he majored in Petroleum Engineering for undergraduate and graduate studies.

         Michael J. Jacobson - President - Mr. Jacobson has been associated with the energy industry since 1968, serving in various senior management capacities since 1980. He served as Senior Vice President and Chief Financial and Administrative Officer for Creole International, Inc. and it's subsidiaries, international providers of engineering and technical services to the energy sector, as well as Vice President of Operations for the parent holding company, from 1985 until joining the Company in January 1990. He has also served as Vice President and Chief Financial Officer of Volvo Petroleum, Inc., and for certain Fred. Olsen oil and gas interests. Mr. Jacobson began his career with Shell Oil Company, where he served in various analytical and management capacities in the exploration and production organization during the period 1968 through 1974. Mr. Jacobson holds a Bachelor of Science Degree in Finance from the University of Colorado.

         G. Brian Lloyd - Vice President, Treasurer and Secretary - Mr. Lloyd is a Certified Public Accountant and has been employed by the Company since December 1985. Prior to joining the Company, he was an accountant for DeNovo Oil and Gas Inc., an independent oil and gas company. Mr. Lloyd received a Bachelor of Science Degree in Finance from Miami University, Oxford, Ohio and also attended the University of Houston. Mr. Lloyd has served as Secretary and Treasurer of the Company since 1989 and Vice President since March 1998.

         There are no family relationships between any director, Nominee or executive officer.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During 2003, the Board of Directors held eight meetings. Each director, except for Messers. Benz and Parker who were appointed to the Board in 2004, attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served.

         At the beginning of 2003, the Audit Committee consisted of Mr. Robert
D. Wagner, Jr. and Mr. Chadwick. Mr. Wagner declined to stand for reelection as a director in May 2003. In May 2003, the Board of Directors appointed Messrs. Chadwick, Kaffie and Trimble to serve as the Audit Committee, with Mr. Chadwick elected as Chairman of the Audit Committee. The Board of Directors has determined that Mr. Chadwick qualifies as an "audit committee financial expert" as that term is defined in Item 401(e) of Regulation S-B promulgated by the SEC. The Audit Committee's duties include overseeing our financial reporting and internal control functions. The Audit Committee met five times during the last fiscal year.

         At the beginning of 2003, the Compensation Committee consisted of Messrs. Siem and Kaffie. In May 2003, the Board of Directors elected Messers. Chadwick, Trimble and Siem to serve as the Compensation Committee. The Compensation Committee's duties are to oversee and set the Company's compensation policy and to administer its stock option plans. The Compensation Committee met twice during the last fiscal year.

         The Board of Directors currently does not have a standing nominating committee and consequently has no nominating committee charter. The Board of Directors believes that it is appropriate under existing circumstances for the Company not to have a nominating committee because the Board is comprised of only six members, a majority of whom are independent as defined under the Nasdaq Stock Market listing standards. In the near future, however, the Company intends to establish a nominating committee and adopt a nominating committee charter. Currently, each member of the Board of Directors participates in the consideration of director nominees.

         The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders because the Board believes it can adequately evaluate any such recommendation on a case-by-case basis. However, the Board of Directors would consider for possible nomination qualified nominees recommended by stockholders. Stockholders who wish to propose a qualified candidate for consideration should submit complete information as to the identity and qualifications of that person to the Secretary of the Company at 801 Travis, Suite 2100, Houston, Texas 77002 before February 14, 2005, for the 2005 Annual Meeting. See "Nominations and Proposals by Stockholders for the 2005 Annual Meeting."

         The Board of Directors will continue to nominate qualified incumbent directors whom the Board believes will continue to make important contributions to the Board and the Company. The Board of Directors generally requires that nominees be persons of sound ethical character, be able to represent all shareholders fairly, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major business issues facing the Company. The Board of Directors does not have a formal process for identifying and evaluating nominees for director. However, the Board of Directors will evaluate all candidates, whether recommended by shareholders or otherwise, in accordance with the above criteria. Pursuant to the terms of the Purchase Agreement, the Company has agreed to nominate Messrs. Benz and Parker to stand for election at the 2005 Annual Meeting.

COMMUNICATING WITH BOARD OF DIRECTORS

         Any stockholder who desires to contact the Board of Directors or specific members of the Board of Directors may do so by writing to: Board of Directors, Blue Dolphin Energy Company, 801 Travis, Suite 2100, Houston, Texas 77002, Attention: Corporate Secretary.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

         The Board of Director's policy regarding director attendance at the Annual Meeting of Stockholders is that they are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend. In 2003, all directors attended the Annual Meeting. It is unknown if all Nominees will attend the Special Meeting.

                          REPORT OF THE AUDIT COMMITTEE

         The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors. The Audit Committee of the Board of Directors consists entirely of directors who meet the independence and experience requirements of Nasdaq Stock Market, Inc. currently applicable to the Company, as determined by the Board of Directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002, the rules, proposed and adopted, of the Securities and Exchange Commission and the proposed new listing standards of the Nasdaq Small Cap Market regarding audit committee procedures and responsibilities. This year, no changes were made to the amended and restated charter as adopted last year.

         The Audit Committee's primary duties and responsibilities are to:

         o assess the integrity of the Company's financial reporting process and systems of internal control regarding accounting;

         o assess the independence and performance of the Company's independent accountants; and

         o provide an avenue of communication among the Company's independent accountants, management and the Board of Directors.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         At the beginning of 2003, the Audit Committee consisted of Mr. Robert
D. Wagner, Jr. and Mr. Chadwick. In May 2003, the Board of Directors elected Messrs. Chadwick, Kaffie and Trimble to serve as the Audit Committee, with Mr. Chadwick elected as Chairman of the Audit Committee. The Board of Directors has determined that Mr. Chadwick qualifies as an "audit committee financial expert" as that term is defined in Item 401(e) of Regulation S-B promulgated by the SEC. The Audit Committee's duties include overseeing our financial reporting and internal control functions. The Audit Committee met five times during fiscal year 2003.

         The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company's management and management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with UHY Mann Frankfort Stein & Lipp CPA's, LLP ("Mann Frankfort"), the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, and related amendments (Communication with Audit Committees).

         The Audit Committee received the written disclosures and the letter from Mann Frankfort required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit

Committees), and the Audit Committee discussed with Mann Frankfort their independence from the Company. The Audit Committee considered the non-audit services provided by Mann Frankfort and determined that the services provided are compatible with maintaining Mann Frankfort's independence.

         The fees paid to Mann Frankfort in calendar years 2003 and 2002 by the Company are as follows:

                                                              2003           2002
                                                            ---------      ---------
                Audit Fees..............................    $ 78,046       $105,699
                Audit-Related Fees......................           -              -
                Tax Fees................................      35,398         38,500
                All other Fees..........................       1,300              -
                                                            ---------      ---------
                Total...................................    $114,744       $144,199
                                                            =========      =========

         Audit Fees include fees related to the audit of our consolidated financial statements and review of our quarterly reports filed with the SEC. Tax Fees were primarily for preparation of federal and state income tax returns, and tax planning services.

         The Audit Committee must pre-approve all audit and non-audit services provided to the Company by its independent accountants.

         Based on the Audit Committee's discussions with management and Mann Frankfort, and the Audit Committee's review of the representation of management and the report of Mann Frankfort to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

The Audit Committee:
Michael S. Chadwick, Chairman
Harris A. Kaffie
James M. Trimble

                            COMPENSATION OF DIRECTORS

         In fiscal year 2003, the Company paid to non-employee members of the Board of Directors an annual retainer of $12,000, payable 50% in cash and 50% in Common Stock. The Audit Committee chairman receives an annual retainer of $3,000 and other Audit Committee members receive an annual retainer of $1,500. No additional remuneration is paid to directors for committee meetings attended, except that directors are entitled to be reimbursed for expenses related to attendance of board or committee meetings. No additional compensation is paid to directors serving on the Compensation Committee.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the Company's Chief Executive Officer and each of the executive officers whose annual salary exceeded $100,000 in fiscal 2003 (collectively, the "Named Executive Officers") for services rendered to the Company.

                           SUMMARY COMPENSATION TABLE*

                                                                                                        LONG-TERM
                                                                                                      COMPENSATION
                                                                                                    ----------------
                                                                          ANNUAL COMPENSATION          SECURITIES
                                                                     ---------------------------       UNDERLYING
          NAME AND PRINCIPAL POSITION                   YEAR             SALARY          BONUS         OPTIONS (1)
-------------------------------------------------    ----------      --------------     --------    ----------------
Ivar Siem                                               2003            $ 80,000           -             30,000
     Chairman of the Board and                          2002            $ 80,000           -             10,000
     Chief Executive Officer                            2001            $150,000           -                  -

Michael J. Jacobson                                     2003            $125,000           -             30,000
     President                                          2002            $125,000           -             10,000
                                                        2001            $200,000           -                  -

John P. Atwood (2)
     Vice President -                                   2003            $120,000           -             30,000
     Business                                           2002            $ 90,000           -             10,000
     Development                                        2001            $137,000           -                  -

G. Brian Lloyd                                          2003            $112,500           -             30,000
     Vice President -                                   2002            $105,000           -             10,000
     Treasurer                                          2001            $103,083           -                  -

----------
* Excludes certain personal benefits, the aggregate value of which do not exceed 10% of the Annual Compensation shown for each person.

   (1) In fiscal year 2001 no options were granted to the Named Executive Officers.

   (2) In connection with the implementation of the Company's cost reduction plan, Mr. Atwood ceased to be an employee of the Company on August 1, 2004.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                            NUMBER OF          PERCENT OF TOTAL
                                           SECURITIES          OPTIONS GRANTED        EXERCISE
                                           UNDERLYING          TO EMPLOYEES IN        OF PRICE*
               NAME                      OPTIONS GRANTED         FISCAL YEAR           ($/SH)        EXPIRATION DATE
-----------------------------------     -----------------     ------------------     -----------     ---------------
Ivar Siem                                    30,000                  16%                $0.43           01/05/2013
Michael J. Jacobson                          30,000                  16%                $0.43           01/05/2013
John P. Atwood                               30,000                  16%                $0.43           01/05/2013
G. Brian Lloyd                               30,000                  16%                $0.43           01/05/2013

----------
(*) The per share market price, as reported by the NASDAQ Small Cap Market on January 6, 2003, the date of grant, was $0.43.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                             SHARES                        NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                            ACQUIRED                      UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                               ON                     OPTIONS AT FISCAL YEAR END (1)         AT FISCAL YEAR END (2)
                            EXERCISE      VALUE       ------------------------------     ------------------------------
        NAME                  (#)        REALIZED     EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----------------------      --------     --------     -----------      -------------     -----------      -------------
Ivar Siem                      -           $ -          52,000               -            $ 38,000            $ -

Michael J. Jacobson            -           $ -          50,000               -            $ 38,000            $ -

John P. Atwood                 -           $ -          46,667               -            $ 38,000            $ -

G. Brian Lloyd                 -           $ -          44,667               -            $ 38,000            $ -


----------
(1) Includes options that expired on January 13, 2004 as follows: Mr. Siem - 4,000, Mr. Jacobson - 4,000, Mr. Atwood - 2,667 and Mr. Lloyd - 1,667.

(2) Based on the difference between the closing bid price on December 31, 2003 (the last trading day of 2003) which was $1.66 per share, which exceeded the exercise price.

         The Company's stock option plans provide that upon a change of control the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the terms of the stock option plans, adjust the outstanding options as appropriate to reflect such change of control, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to receive had the option been exercised. The stock option plans provide that a change of control occurs if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were directors before such transactions cease to constitute a majority of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of September 15, 2004, certain information with respect to the beneficial ownership of shares of Common Stock (the Company's only class of voting security issued and outstanding) as to (i) all persons known by us to be beneficial owners of 5% or more of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all executive officers and directors, as a group. Unless otherwise indicated, each of the following persons has sole voting and dispositive power with respect to such shares.

                                                                                       SHARES OWNED BENEFICIALLY
                                                                                    -------------------------------
                               NAME OF BENEFICIAL OWNER                                 NUMBER         PERCENT (1)
        -----------------------------------------------------------------------     --------------    -------------
        Colombus Petroleum Limited, Inc. (2)(6)                                           911,712          13.5
        Ivar Siem (4)(6)                                                                  966,264          14.2
        Harris A. Kaffie (4)(6)                                                           807,007          11.8
        Michael S. Chadwick (4)(6)                                                        118,485           1.7
        James M. Trimble (4)(6)                                                            71,722           1.1
        Laurence N. Benz (4)                                                               41,667           0.6

                                                                                       SHARES OWNED BENEFICIALLY
                                                                                    -------------------------------
                               NAME OF BENEFICIAL OWNER                                 NUMBER         PERCENT (1)
        -----------------------------------------------------------------------     --------------    -------------
        F. Gardner Parker (4)(6)(7)                                                     2,785,697          41.0
        Michael J. Jacobson (4)(6)                                                        211,962           3.1
        G. Brian Lloyd (4)                                                                 85,366           1.3
        Barrett L. Webster (6)(7)                                                       2,744,034          40.6
        Western Gulf Pipeline Partners, LP (3)(4)                                         458,334           6.4
        Peregrine Management, LLC (3)(4)(5)                                               458,334           6.4
        Steven A. Webster (3)(4)(5)                                                       458,334           6.4

        Executive Officers and Directors, as a group 8 persons (4)                      3,251,848          45.0

(1)  Based upon 6,756,547 shares of Common Stock outstanding on September 15,
     2004.

(2) Based on a Schedule 13D filed with the Securities and Exchange Commission on February 1, 1999. The address of Colombus Petroleum Limited, Inc., is Aeulestrasse 74, FL-9490, Vaduz, Liechtenstein.

(3) Based on a Schedule 13D filed with the Securities and Exchange Commission on September 17, 2004. The address of Western Gulf Pipeline Partners, LP ("Western Gulf"), Peregrine Management, LLC ("Peregrine") and Steven A. Webster is 14701 St. Mary's Lane, Suite 800, Houston, Texas 77079.

(4) Includes shares of Common Stock issuable upon exercise of options that may be exercised within 60 days of September 15, 2004 as follows: Mr. Siem - 48,000; Mr. Kaffie - 83,571; Mr. Chadwick - 83,571; Mr. Trimble - 57,142;
     Mr. Jacobson - 46,000; Mr. Lloyd - 43,000 and all directors and executive officers as a group - 361,284. Includes shares of Common Stock issuable upon exercise of warrants that may be exercised within 60 days of September 15, 2004 as follows: Mr. Chadwick - 20,834; Mr. Benz - 41,667; Mr. Parker - 41,663; Western Gulf Pipeline Partners, LP - 458,334 and all directors and executive officers as a group - 104,164.

(5) Peregrine is deemed to be the beneficial owner of Western Gulf due to its position of general partner of Western Gulf. Steven A. Webster is deemed to be the beneficial owner of Peregrine due to his position of President of Peregrine.

(6) In connection with the placement of the Promissory Notes and the Warrants, Michael S. Chadwick, Harris A. Kaffie, Ivar Siem and James M. Trimble, directors of the Company, Michael J. Jacobson, the Company's President and Colombus Petroleum Limited, Inc., who combined beneficially own approximately 41% of the Common Stock, entered into a voting agreement with the purchasers of the Promissory Notes and the Warrants. Under the terms of this voting agreement, a proxy was granted to F. Gardner Parker, a director of the Company, and Barrett L. Webster, to vote on (i) the issuance of the Additional Warrants, (ii) the issuance of Warrants to Messrs. Benz, Parker and Chadwick, directors of the Company, (iii) the election of directors, and (iv) the amendment to the Certificate to increase the authorized Common Stock. With respect to Messrs. Parker and Webster, includes the 2,744,034 shares of common stock subject to the voting agreement.

(7) Based on a Schedule 13D filed with the Securities and Exchange Commission on October 5, 2004. The address of Barrett L. Webster is 14701 St. Mary's Lane, Suite 800, Houston, Texas 77079, and the address of F. Gardner Parker is 3601 Piping Rock, Houston, Texas 77027.

         Equity Compensation Plans. The following table sets forth certain information as of December 31, 2003 with respect to shares of Common Stock that may be issued under our Incentive Plan and other equity compensation plans.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                NUMBER OF SECURITIES
                                                       NUMBER OF                                 REMAINING AVAILABLE
                                                    SECURITIES TO BE      WEIGHTED-AVERAGE       FOR FUTURE ISSUANCE
                                                      ISSUED UPON          EXERCISE PRICE           UNDER EQUITY
                                                      EXERCISE OF          OF OUTSTANDING        COMPENSATION PLANS
                                                      OUTSTANDING             OPTIONS,               (EXCLUDING
                                                   OPTIONS, WARRANTS        WARRANTS AND        SECURITIES REFLECTED
                PLAN CATEGORY                          AND RIGHTS              RIGHTS           IN THE FIRST COLUMN)
-----------------------------------------------    -----------------      ----------------      --------------------
Equity compensation plan approved by security
      holders (1)                                       487,084                 $1.00                  162,916

Equity compensation plan not approved by
      security holders (2)                               14,835                  3.13                  381,988
                                                   -----------------      ----------------      --------------------
                  Total                                 501,919                 $1.09                  544,904
                                                   =================      ================      ====================

----------
(1) Represents shares of Common Stock issuable upon exercise of outstanding options granted under the Incentive Plan.

(2) All remaining options issued pursuant to this plan expired January 13, 2004.

                                 PROPOSAL NO. 5

TO APPROVE THE ISSUANCE OF WARRANTS TO PURCHASE 100,000 SHARES EACH OF THE COMPANY'S COMMON STOCK TO THREE DIRECTORS PURSUANT TO THE PURCHASE AGREEMENT

         Pursuant to the terms of the Purchase Agreement, the Company agreed to grant Warrants to acquire 100,000 shares of Common Stock to each of Laurence N. Benz, Michael S. Chadwick and F. Gardner Parker, each of whom are currently directors of the Company. The Warrants granted to Messrs. Benz, Chadwick and Parker will be immediately exercisable and will expire five years after their date of issuance. Each Warrant is exercisable for one share of Common Stock at an exercise price of $0.25 per share. These Warrants contain standard antidilution provisions, as well as provisions that will result in adjustments to the exercise price of the Warrants if the Company issues Common Stock at a price below $0.25, subject to certain exceptions.

         Marketplace Rule 4350(i)(1)(A) requires stockholder approval for the grant of the Warrants to Messrs Benz, Chadwick and Parker. Therefore, the Company must obtain approval for the issuance of these Warrants.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote and represented at the Special Meeting (in person or by proxy) at which a quorum is present, will be required to approve the issuance of the Warrants to each of Messrs. Benz, Chadwick and Parker. Because approval of the issuance of Warrants to Messrs. Benz, Chadwick and Parker require the affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote and represented at the Special Meeting, abstentions will have the same effect as a vote cast against the issuance of the Warrants to Messrs. Benz, Chadwick and Parker. Broker non-votes will have no effect on approval of the issuance of the Warrants to Messrs. Benz, Chadwick and Parker.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE ISSUANCE OF THE WARRANTS TO LAURENCE N. BENZ, MICHAEL S. CHADWICK AND F. GARDNER PARKER.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and stockholders who own more than 10% of our Common Stock, to file reports of stock ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of all such reports they file. Based solely on a review of the copies of the Section 16(a) reports furnished to us, we believe that during fiscal year 2003, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% shareholders were complied with, except for Mr. Chadwick who filed one such report late that reported two transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In March 2003, we entered into a sublease agreement expiring December 31, 2006 for certain of the Company's office space with Tri-Union Development Corporation ("Tri-Union"). The Company's annual receipts from this sublease are $78,552. A director of the Company, Mr. James M. Trimble, is the Chairman and Chief Executive Officer of Tri-Union.

         The Company owns 12.8% of the common stock of Drillmar, Inc. Ivar Siem, Chairman and Chief Executive Officer of the Company, and Harris A. Kaffie, a director of the Company, are owners of 30.3%, and 30.6%, respectively, of Drillmar's common stock. Messrs. Siem and Kaffie are both directors, and Mr. Siem is also Chairman and President, of Drillmar.

         In January 2003, Drillmar stockholders approved a restructuring plan whereby Drillmar will issue up to $3.0 million of convertible notes that will convert into common stock representing over 99% of Drillmar's outstanding shares. As a result, the Company's ownership in Drillmar can be reduced to less than 1%. However, in November 2003, the Company converted its contingent obligation due from Drillmar for providing office space, accounting and administrative services from May 2002 through January 2003 totaling $162,000 (9 months at $18,000 per month) into a convertible note, which if converted along with all of Drillmar's outstanding convertible notes would represent 7.7% of Drillmar's common stock. Messrs. Siem, Kaffie and Trimble, another director of the Company, hold Drillmar convertible notes which if converted along with all of Drillmar's outstanding convertible notes would represent 22.2%, 27.5% and 2.1%, respectively, of Drillmar's common stock.

         In February 2003, the Company entered into a new agreement with Drillmar effective as of February 1, 2003, whereby the Company provides office space to Drillmar for $1,500 per month. The Company also provides professional, accounting and administrative services to Drillmar based on hourly rates based on our cost. The agreement can be terminated upon 30 days notice or by the mutual agreement of the parties.

         Several of the Company's directors participated in the Company's recent placement of Promissory Notes and Warrants. Messers. Benz and Parker each purchased a Promissory Note in the aggregate principal amount of $25,000 and Michael S. Chadwick purchased a Promissory Note in the aggregate principal amount of $12,500. Messrs. Benz, Parker and Chadwick also purchased 41,667, 41,663 and 20,834 Initial Warrants, respectively.

         In addition to serving on the Company's Board of Directors, Mr. Chadwick is also a Senior Vice President and Managing Director of Sanders Morris. The Company paid Sanders Morris a $25,000 fee in connection with the placement of the Promissory Notes and Warrants and has agreed to retain Sanders Morris as its financial advisor to provide, among other services, a fairness opinion in connection with the Company's next merger, acquisition or similar transaction. In September 2004 the Company also entered into a consulting agreement with Mr. Parker. Mr. Parker's consulting agreement with the Company has a term of up to eighteen months. The Company will pay Mr. Parker a monthly fee of $2,000 and a bonus that will accrue at the rate of $3,000 per month, payable upon consummation of a merger or acquisition by the Company.

                    NOMINATIONS AND PROPOSALS BY STOCKHOLDERS
                           FOR THE 2005 ANNUAL MEETING

         The Company has tentatively set its year 2005 annual meeting for May 18, 2005. Accordingly, stockholders should submit nominations and proposals in accordance with the guidance set forth below.

         Nominations for the year 2005 Annual Meeting. The Company's Certificate of Incorporation provides that no person shall be eligible for nomination and election as a director unless written notice of such nomination is received from a stockholder of record by the Secretary of the Company 90 days before the anniversary date of the previous year's annual meeting. Further, such written notice is to be accompanied by the written consent of the nominee to serve, the name, age, business and residence addresses, and principal occupation of the nominee, the number of shares beneficially owned by the nominee, and any other information which would be required to be furnished by law with respect to any nominee for election to the Board of Directors. Stockholders who desire to nominate, at the year 2005 annual meeting of stockholders, persons to serve on the Board of Directors, must submit nominations to the Company, at its principal executive office, so that such notice is received by the Company no later than February 17, 2005. In order to avoid controversy as to the date on which any such nomination is received by the Company, it is suggested that stockholders submit their nominations, if any, by certified mail, return receipt requested.

         Proposals for the year 2005 Annual Meeting. Stockholders who desire to present proposals, other than notices of nomination for the election of directors, to stockholders of the Company at the year 2005 annual meeting of stockholders, and to have such proposals included in the Company's proxy materials, must submit their proposals to the Company, at its principal executive office, by December 17, 2004. In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that stockholders submit their proposals, if any, by certified mail, return receipt requested.

         Moreover, any stockholder who intends to submit a proposal for consideration at the Company's 2005 annual meeting, but not for inclusion in the Company's proxy materials, must notify the Company. Pursuant to the rules of the U.S. Securities and Exchange Commission, such notice must (1) be received at the Company's executive offices no later than February 18, 2005 and (2) satisfy the rules of the U.S. Securities and Exchange Commission.

                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

         In February 2002, on the recommendation of the Audit Committee, the Board of Directors elected not to continue the engagement of KPMG LLP ("KPMG") as the Company's independent accountants. The Audit Committee recommended, and the Board approved, the selection of Mann Frankfort as its new independent accountants.

         In connection with the audits of the Company's consolidated financial statements for each of the two fiscal years ended December 31, 1999 and 2000, and the subsequent interim period through February 15, 2002, there were no disagreements with KPMG on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 1999 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG's report on the Company's consolidated financial statements for the years ended December 31, 1999 and 2000 contain a separate paragraph stating that "As discussed in Note 1 to the consolidated financial statements, effective January 1, 1999, the Company changed its method of accounting for costs of start-up activities."

         During the two fiscal years ended December 31, 2001 and the subsequent interim period prior to engaging Mann Frankfort, neither the Company nor anyone on its behalf consulted with Mann Frankfort regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor advice was provided to the Company by Mann Frankfort that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

         Mann Frankfort, has been engaged by the Company's Board of Directors as the independent accountants for the Company. The Company expects that they will continue as independent accountants. Representatives of Mann Frankfort are expected to be present at the Special Meeting, with the opportunity to make a statement if they desire to do so, and to respond to questions.

                                 OTHER BUSINESS

         At the date of this Proxy Statement, the Board of Directors does not know of any matter to be acted upon at the Special Meeting other than those matters described above and set forth in the Notice. If other business comes before the Special Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents are being mailed with this proxy statement and are incorporated herein by reference and deemed to be a part of this proxy statement:

         o Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2003; and

         o  Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


By Order of the Board of Directors


/s/ G. Brian Lloyd
--------------------------------------------
G. Brian Lloyd
Vice President, Treasurer and Secretary
Houston, Texas
October 13, 2004

                                    EXHIBIT A
            FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           BLUE DOLPHIN ENERGY COMPANY

                    (PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)


         Blue Dolphin Energy Company, a corporation duly organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), hereby certifies as follows:

         1. That the name of this corporation is Blue Dolphin Energy
Corporation.

         2. That the name under which this corporation was originally incorporated was ZIM Energy Corp., and the original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on January 21, 1986.

         3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation, as heretofore amended, by (i) amending the first paragraph of Article IV to increase the total shares authorized for issuance from 12,500,000 to 27,500,000 and to increase the number of shares of Common Stock authorized for issuance from 10,000,000 shares to 25,000,000 shares; (ii) further amending Article IV by deleting the existing second paragraph in its entirety; (iii) deleting the existing Article V in its entirety; and (iv) renumbering the Articles subsequent to Article V to account for its deletion.

         4. That this Amended and Restated Certificate of Incorporation of Blue Dolphin Energy Company which was duly proposed by the Board of Directors of this corporation and was duly adopted by vote of the stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         5. The text of the Amended and Restated Certificate of Incorporation of this corporation, as amended hereby, is restated to read in its entirety as follows:

                                   ARTICLE I
                                      Name

         The name of the corporation is Blue Dolphin Energy Company (the "Corporation").

                                   ARTICLE II
                           Registered Agent and Office

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III
                               Purposes and Powers

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Law").

         In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges, which are necessary or convenient to the conduct, promotion or attainment of the business, objects or purposes of the Corporation.

                                   ARTICLE IV
                                  Capital Stock

         The total number of shares of stock which the Corporation shall have the authority to issue is 27,500,000 shares, of which 25,000,000 shall be shares of Common Stock, par value of $.01 per share ("Common Stock"), and 2,500,000 shall be shares of Preferred Stock of the par value of $.10 per share ("Preferred Stock").

         A description of the respective classes of stock and a statement of the designations and the powers, preferences, and rights, and the qualifications, limitations and restrictions of the shares of such classes of stock and the limitations on or denial of the voting rights of the shares of such classes of stock are as follows:

         Section 4.1. Common Stock Provisions. The following provisions apply to all shares of Common Stock of the Corporation.

                  (a) Dividends. Subject to the provisions of law and any preferences of the Preferred Stock or of any other stock then outstanding ranking prior to the Common Stock as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor as determined by the Board of Directors, dividends payable in cash, securities or other property, or any other stock having a preference as to the payment of dividends. No dividends shall be declared or paid on any class of Common Stock unless any and all current and accumulated dividends payable with respect to any Preferred Stock or any other stock then outstanding having a preference as to the payment of dividends shall have been declared and paid or the Corporation shall have reserved or provided for the payment thereof.

                  (b) Voting. Each holder of Common Stock shall be entitled to one vote for each share held on all matters submitted to a vote of stockholders of the Corporation.

                  (c) Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (as used in this Article IV, "liquidation"), after payment or provision for the payment of the debts and other liabilities of the Corporation and any preferential amounts to which the holders of Preferred Stock or of any other stock then outstanding ranking prior to the Common Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Common Stock and the holders of any other stock then outstanding ranking on a parity with the Common Stock in the distribution of assets upon liquidation shall be entitled to share proportionately in the distribution of the remaining net assets of the Corporation.

         As used in this Article IV, neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor any sale, transfer, lease or other exchange of all or any part of the assets of the Corporation, shall be deemed to be a liquidation of the Corporation.

         Section 4.2. Preferred Stock Provisions. The following provisions apply to all shares of Preferred Stock of the Corporation.

                  (a) Authority of the Board of Directors to Issue in Series. The Preferred Stock may be divided into and issued and reissued from time to time in one or more series. Subject to the provisions of this Certificate of Incorporation and of the Law, the Board of Directors is hereby granted and vested with authority from time to time by the adoption of a resolution or resolutions to authorize, establish and designate one or more series of Preferred Stock, and to fix and determine the voting rights, designations, preferences and the relative, participating, optional and other special rights and qualifications, limitations and restrictions of the shares of any series so established to the full extent now or hereafter permitted by the Law, including but not limited to the following:

                           (i) The number of shares of such series, which may
                  subsequently be increased (except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of such series) or decreased (to a number not less than the number of shares then outstanding) by resolution or resolutions of the Board of Directors, and the distinctive designation thereof;

                           (ii) The rate or amount of dividends and dividend
                  rights, if any, of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any, to which shares of such series shall be entitled to participate in dividends on a parity with shares of any other series or class of stock, whether dividends on shares of such series shall be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;

                           (iii) The rate or amount and rights, if any, of such
                  series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any liquidation and the extent, if any, to which shares of any such series shall be entitled to participate in such event on a parity with shares of any other series or class of stock;

                           (iv) The time or times during which, the price or
                  prices and rate or rates at which, and the terms and conditions, including any adjustments, on which, the shares of such series may be redeemed;

                           (v) The terms of any purchase, retirement or sinking
                  fund which may be provided for the shares of such series;

                           (vi) The price or prices or the rate or rates and the
                  adjustments, if any, upon which the shares of such class or series shall be convertible into or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation;

                           (vii) The voting powers, if any, of such series in
                  addition to the voting powers provided by the Law.

                  (b) Limitation on Dividends. No holders of shares of any series of the Preferred Stock shall be entitled to receive any dividends thereon other than those specifically provided for by the Certificate of Incorporation or the resolution or resolutions of the Board of Directors providing for the issue of such series of Preferred Stock, nor shall any accumulated dividends on the Preferred Stock bear any interest.

                  (c) Limitation on Liquidation Distributions. In the event of any liquidation the holders of shares of each series of the then outstanding Preferred Stock shall be entitled to receive only such amount as shall have been fixed for such purpose by the Certificate of Incorporation or in the resolution or resolutions of the Board of Directors establishing the respective series of each class of Preferred Stock, together with a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend amount or rate fixed therefor in such resolution or resolutions.

                  (d) Voting Rights. Each holder of shares of each series of Preferred Stock shall be entitled to only such voting rights as shall be established by the Certificate of Incorporation or the resolution or resolutions of the Board of Directors providing for the issuance of such series of Preferred Stock.

                                   ARTICLE V
                              Election of Directors

         Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                                   ARTICLE VI
                              Amendment of By-laws

         The by-laws of the Corporation may from time to time be altered, amended, or repealed, or new by-laws adopted, by the Board of Directors of the Corporation subject to the right of stockholders to adopt, alter, amend or repeal the by-laws as provided by law subject to any limitation contained in the by-laws of the Corporation.

                                  ARTICLE VII
                             Nomination of Directors

         No person (other than a person nominated or recommended for nomination by the Board of Directors or any nominating committee thereof or any person to be elected by the holders of any one or more classes or series of Preferred Stock of the Corporation or any other classes or series of stock of the Corporation other than the Common Stock which may be outstanding at some time, voting separately as a class or classes) shall be eligible for election as a director at any annual or special meeting of stockholders unless a written notice regarding such person's nomination, together with the written consent of such person to serve as a director, is received from a stockholder of record by the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, or
(ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation of employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, and (iv) such other information in respect of such nominee as would be required by the federal securities laws and the rules and regulations promulgated thereunder in respect of an individual nominated as a director of the Corporation and for whom proxies are solicited by the Board of Directors.

         The Chairman of any meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE VIII
                Limitation of Director Liability; Indemnification

         Section 8.1. Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or may hereinafter be amended, or (iv) for any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, if the Delaware General Corporation Law is amended after approval of this Article by the stockholders to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing Section 8.1 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         Section 8.2. Indemnification of Directors. Officers, Employees and Agents.

                  (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 8.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section 8.2 or otherwise.

                  (b) Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Section.

                  (c) Right of Claimant to Bring Suit. If a written claim received by the Corporation from or on behalf of an indemnified party under this Section 8.2 is not paid in full by the Corporation within ninety days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (d) Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  (e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  (f) Savings Clause. If this Section 8.2 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Section
         8.2 that shall not have been invalidated and to the fullest extent permitted by applicable law.

                  (g) Definitions. For purposes of this Section, reference to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


         IN WITNESS WHEREOF, Blue Dolphin Energy Company has caused this Amended and Restated Certificate of Incorporation to be executed by Ivar Siem, its Chairman and Chief Executive Officer and by G. Brian Lloyd, its Secretary on this ____ day of __________, 2004.



                                           ----------------------------
                                           Ivar Siem, Chairman and
                                           Chief Executive Officer



                                           ----------------------------
                                           G. Brian Lloyd, Secretary

                           BLUE DOLPHIN ENERGY COMPANY

                SPECIAL MEETING OF STOCKHOLDERS NOVEMBER 11, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on November 11, 2004 and the Proxy Statement, and appoints Michael J. Jacobson and G. Brian Lloyd, and each of them, the proxy of the undersigned, with full power of substitution to vote all shares of common stock of Blue Dolphin Energy Company (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at the Company's principal executive offices at 801 Travis, Suite 2100 Houston, Texas 77002 on Thursday, November 11, 2004 at 8:30 a.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.       To issue warrants to purchase up to                     For      Against       Abstain
         1,550,000 shares of common stock                        [  ]       [  ]          [  ]
         pursuant to that certain Note & Warrant
         Purchase Agreement

2.       To amend the Certificate of Incorporation to            For      Against       Abstain
         increase the number of authorized shares                [  ]       [  ]          [  ]
         of common stock to 25,000,000 shares

3.       To amend and restate the Certificate of                 For      Against       Abstain
         Incorporation to (a) incorporate the other              [  ]       [  ]          [  ]
         amendments to the Certificate that have been,
         or will be, approved by the stockholders
         and (b) to eliminate the authorized
         Series A preferred stock

4.       Election of Directors:

         [  ]  for all
         [  ]  withhold all
         [  ]  for all except _____________
               (see instructions below)
To withhold authority to vote for fewer than all of nominees, mark "For All
Except" and write the nominee's name in the list below.

Nominees
--------
Laurence N. Benz           F. Gardner Parker
Michael S. Chadwick        Ivar Siem
Harris A. Kaffie           James M. Trimble

5.       To issue warrants to purchase up to 100,000             For      Against       Abstain
         shares of common stock to Laurence N. Benz,             [  ]       [  ]          [  ]
         Michael S. Chadwick and F. Gardner Baker.

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.


IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, THE PROXIES WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY HOW YOU WANT TO VOTE YOUR SHARES, THE PROXIES WILL VOTE THEM "FOR" PROPOSAL 1, 2, 3 AND 5, AND FOR ALL FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                           Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.


                           ------------------------------------   -------------
                           Signature                              Date


                           ------------------------------------   -------------
                           Signature (Joint Owners)               Date


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